Investor Relations Contact:
Michael J. Melnyk, CFA
732-870-4581
mmelnyk@commvault.com

Commvault Announces Fiscal 2025 Second Quarter Financial Results

Tinton Falls, N.J. – October 29, 2024 – Commvault [Nasdaq: CVLT] today announced its financial results for the fiscal second quarter ended September 30, 2024.

“Keeping customers resilient and their businesses continuous has never been more critical than it is today,” said Sanjay Mirchandani, President and CEO. “Our strong execution and increasing demand for our innovative Commvault Cloud platform has not only resulted in our fourth consecutive quarter of double-digit revenue growth, but it has given us the confidence to once again raise our outlook for the full fiscal year.”

Fiscal 2025 Second Quarter Highlights -
•Total revenues were $233.3 million, up 16% year over year
•Total annualized recurring revenue (ARR)1 grew to $853 million, up 20% year over year
•Subscription revenue was $134.0 million, up 37% year over year
•Subscription ARR1 grew to $687 million, up 30% year over year
•Income from operations (EBIT) was $15.0 million, an operating margin of 6.4%
•Non-GAAP EBIT2 was $47.7 million, an operating margin of 20.5%
•Operating cash flow was $55.6 million, with free cash flow2 of $53.7 million
•Second quarter share repurchases were $51.9 million, or approximately 363,000 shares of common stock

Notes are contained on the last page of this Press Release.

Financial Outlook for Third Quarter and Full Year Fiscal 20253 -
We are providing the following guidance for the third quarter of fiscal year 2025:
•Total revenues are expected to be between $243 million and $247 million
•Subscription revenue is expected to be between $143 million and $147 million
•Non-GAAP operating margin2 is expected to be between 20% and 21%

We are providing the following updated guidance for the full fiscal year 2025:
•Total revenues are expected to be between $952 million and $957 million
•Total ARR1 is expected to grow 18% year over year
•Subscription revenue is expected to be between $552 million and $557 million
•Subscription ARR1 is expected to grow between 26% and 28% year over year
•Non-GAAP operating margin2 is expected to be between 20% and 21%
•Free cash flow2 is expected to be at least $200 million
The above statements are based on the incorporation of actual second quarter results, current targets and the acquisition of Clumio, Inc. which closed on October 1, 2024. These statements are forward looking and made pursuant to the safe harbor provisions discussed in detail below. We do not undertake any obligation to update these forward-looking statements. Actual results may differ materially from anticipated results.

Conference Call Information
Commvault will host a conference call today, October 29, 2024 at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss quarterly results. The live webcast and call dial-in numbers can be accessed by registering under the "News & Events" section of Commvault's website at ir.commvault.com under the "Investor Events" heading. An archived webcast of this conference call will also be available following the call.

About Commvault
Commvault (NASDAQ: CVLT) is the gold standard in cyber resilience, helping more than 100,000 organizations keep data safe and businesses resilient and moving forward. Today, Commvault offers the only cyber resilience platform that combines the best data security and rapid recovery at enterprise scale across any workload, anywhere—at the lowest TCO.

Safe Harbor Statement
This press release may contain forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions, outcome of litigation and others. For a discussion of these and other risks and uncertainties affecting Commvault's business, see "Item 1A. Risk Factors" in our annual report on Form 10-K and "Item 1A. Risk Factors" in our most recent quarterly report on Form 10-Q. Statements regarding Commvault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. Commvault does not undertake to update its forward-looking statements.

Notes are contained on the last page of this Press Release.

Revenue Overview
($ in thousands)

	Q2'24	Q3'24	Q4'24	Q1'25	Q2'25
Revenue Summary:
Subscription	$97,757	$114,247	$119,873	$124,080	$134,038
Perpetual license	14,388	14,874	15,196	13,736	10,522
Customer support	77,019	76,812	77,025	76,288	77,688
Other services	11,833	10,875	11,198	10,568	11,030
Total revenues	$200,997	$216,808	$223,292	$224,672	$233,278

	Q2'24	Q3'24	Q4'24	Q1'25	Q2'25
Y/Y Growth:
Subscription	25%	31%	27%	28%	37%
Perpetual license	(27)%	(25)%	(13)%	4%	(27)%
Customer support	(1)%	(1)%	—%	(1)%	1%
Other services	(1)%	6%	(20)%	(2)%	(7)%
Total revenues	7%	11%	10%	13%	16%

Constant Currency
($ in thousands)

The constant currency impact is calculated using the average foreign exchange rates from the prior year period and applying these rates to foreign-denominated revenues in the current corresponding period. Commvault analyzes revenue growth on a constant currency basis in order to provide a comparable framework for assessing how the business performed excluding the effect of foreign currency fluctuations. The non-GAAP financial measures presented in this press release should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

	Subscription	Perpetual license	Customer support	Other services	Total
Q2'24 Revenue as Reported (GAAP)	$97,757	$14,388	$77,019	$11,833	$200,997
Q2'25 Revenue as Reported (GAAP)	$134,038	$10,522	$77,688	$11,030	$233,278
% Change Y/Y (GAAP)	37%	(27)%	1%	(7)%	16%
Constant Currency Impact	$(924)	$(112)	$(408)	$(307)	$(1,751)
% Change Y/Y Constant Currency	36%	(28)%	—%	(9)%	15%

Revenues by Geography
($ in thousands)

Our Americas region includes the United States, Canada, and Latin America. Our International region primarily includes Europe, Middle East, Africa, Australia, India, Southeast Asia, and China.

	Q2'24		Q3'24		Q4'24		Q1'25		Q2'25
	Revenue	Y/Y Growth	Revenue	Y/Y Growth	Revenue	Y/Y Growth	Revenue	Y/Y Growth	Revenue	Y/Y Growth
Americas	$120,300	4%	$125,052	16%	$131,069	7%	$138,725	14%	$144,408	20%
International	80,697	12%	91,756	6%	92,223	14%	85,947	13%	88,870	10%
Total revenues	$200,997	7%	$216,808	11%	$223,292	10%	$224,672	13%	$233,278	16%

Total ARR and Subscription ARR1
($ in thousands)

	Q2'24	Q3'24	Q4'24	Q1'25	Q2'25
Total ARR[1]	$711,462	$752,480	$769,946	$802,709	$853,265
Subscription ARR[1]	$529,590	$571,125	$596,667	$635,910	$687,050

Income from Operations (EBIT)
•Income from operations (EBIT) was $15.0 million, an operating margin of 6.4%
•Non-GAAP EBIT2 was $47.7 million, an operating margin of 20.5%

GAAP and Non-GAAP Net Income2
•GAAP net income was $15.6 million, or $0.35 per diluted share
•Non-GAAP net income2 was $37.6 million, or $0.83 per diluted share

Cash Summary and Share Repurchases
•Cash flow from operations was $55.6 million in the second quarter
•As of September 30, 2024, ending cash and cash equivalents was approximately $303.1 million
•During the second quarter, Commvault repurchased $51.9 million, or approximately 363,000 shares, of common stock at an average share price of approximately $143.09 per share

Notes are contained on the last page of this Press Release.

Table I
Commvault Systems, Inc.

Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2024	2023	2024	2023
Revenues:
Subscription	$134,038	$97,757	$258,118	$195,047
Perpetual license	10,522	14,388	24,258	27,543
Customer support	77,688	77,019	153,976	153,934
Other services	11,030	11,833	21,598	22,623
Total revenues	233,278	200,997	457,950	399,147
Cost of revenues:
Subscription	19,532	14,643	37,072	27,006
Perpetual license	441	642	778	1,054
Customer support	15,311	14,898	29,574	29,855
Other services	7,578	7,670	15,226	15,488
Total cost of revenues	42,862	37,853	82,650	73,403
Gross margin	190,416	163,144	375,300	325,744
Operating expenses:
Sales and marketing	101,947	84,712	197,897	168,839
Research and development	33,839	31,261	66,943	62,692
General and administrative	34,173	28,002	64,968	54,961
Restructuring	566	—	5,245	—
Depreciation and amortization	2,013	1,535	3,941	3,138
Impairment charges	2,910	—	2,910	—
Total operating expenses	175,448	145,510	341,904	289,630
Income from operations	14,968	17,634	33,396	36,114
Interest income	1,732	1,369	3,534	2,149
Interest expense	(105)	(112)	(209)	(208)
Other income (expense), net	65	(154)	593	187
Income before income taxes	16,660	18,737	37,314	38,242
Income tax expense	1,095	5,720	3,222	12,596
Net income	$15,565	$13,017	$34,092	$25,646
Net income per common share:
Basic	$0.36	$0.30	$0.78	$0.58
Diluted	$0.35	$0.29	$0.76	$0.57
Weighted average common shares outstanding:
Basic	43,770	43,949	43,724	44,003
Diluted	45,114	44,903	45,095	45,010

Table II
Commvault Systems, Inc.

Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30,	March 31,
	2024	2024
ASSETS
Current assets:
Cash and cash equivalents	$303,071	$312,754
Trade accounts receivable, net	194,879	222,683
Assets held for sale	34,770	38,680
Other current assets	30,235	21,009
Total current assets	562,955	595,126

Deferred tax assets, net	119,969	111,181
Property and equipment, net	8,282	7,961
Operating lease assets	11,939	10,545
Deferred commissions cost	65,927	62,837
Intangible assets, net	5,196	1,042
Goodwill	150,072	127,780
Other assets	34,136	27,441
Total assets	$958,476	$943,913

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$92	$299
Accrued liabilities	107,645	117,244
Current portion of operating lease liabilities	5,313	4,935
Deferred revenue	355,267	362,450
Total current liabilities	468,317	484,928

Deferred revenue, less current portion	198,090	168,472
Deferred tax liabilities	3,396	1,717
Long-term operating lease liabilities	7,192	7,155
Other liabilities	3,693	3,556

Total stockholders’ equity	277,788	278,085
Total liabilities and stockholders’ equity	$958,476	$943,913

Table III
Commvault Systems, Inc.

Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2024	2023	2024	2023
Cash flows from operating activities
Net income	$15,565	$13,017	$34,092	$25,646
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,042	1,564	3,999	3,196
Noncash stock-based compensation	26,403	23,615	52,807	47,339
Noncash change in fair value of equity securities	(65)	154	(135)	(187)
Noncash impairment charges	2,910	—	2,910	—
Noncash operating lease expense	1,369	1,356	2,948	2,591
Deferred income taxes	(3,689)	—	(8,483)	—
Amortization of deferred commissions cost	8,019	6,430	15,477	12,749
Changes in operating assets and liabilities:
Trade accounts receivable, net	3,432	(19,812)	23,113	8,245
Operating lease liabilities	(1,671)	(1,363)	(3,973)	(2,526)
Other current assets and Other assets	(2,139)	(2,439)	(4,342)	(3,832)
Deferred commissions cost	(9,151)	(6,961)	(17,420)	(12,561)
Accounts payable	(334)	(146)	(205)	32
Accrued liabilities	11,179	15,567	(11,832)	(3,963)
Deferred revenue	2,392	8,959	11,830	1,746
Other liabilities	(673)	396	(505)	899
Net cash provided by operating activities	55,589	40,337	100,281	79,374
Cash flows from investing activities
Purchase of property and equipment	(1,848)	(266)	(2,711)	(1,413)
Purchase of equity securities	(108)	(260)	(581)	(572)
Business combination, net of cash acquired	—	—	(21,000)	—
Net cash used in investing activities	(1,956)	(526)	(24,292)	(1,985)
Cash flows from financing activities
Repurchase of common stock	(51,903)	(31,327)	(103,295)	(82,357)
Proceeds from stock-based compensation plans	5,760	5,167	11,100	6,368
Net cash used in financing activities	(46,143)	(26,160)	(92,195)	(75,989)
Effects of exchange rate — changes in cash	7,710	(4,953)	6,523	(5,891)
Net increase (decrease) in cash and cash equivalents	15,200	8,698	(9,683)	(4,491)
Cash and cash equivalents at beginning of period	287,871	274,589	312,754	287,778
Cash and cash equivalents at end of period	$303,071	$283,287	$303,071	$283,287

Supplemental disclosures of noncash activities
Issuance of common stock for business combination	$—	$—	$4,900	$—
Operating lease liabilities arising from obtaining right-of-use assets	$2,499	$3,666	$4,467	$4,695

Table IV
Commvault Systems, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2024	2023	2024	2023
Non-GAAP financial measures and reconciliation:
GAAP income from operations	$14,968	$17,634	$33,396	$36,114
Noncash stock-based compensation[4]	26,223	23,615	48,619	47,339
FICA and payroll tax expense related to stock-based compensation[5]	772	471	2,135	1,485
Restructuring[6]	566	—	5,245	—
Amortization of intangible assets[7]	573	312	1,146	626
Litigation settlement[8]	—	—	675	—
Business combination costs[9]	1,736	—	1,925	—
Noncash impairment charges[10]	2,910	—	2,910	—
Non-GAAP income from operations	$47,748	$42,032	$96,051	$85,564

GAAP net income	$15,565	$13,017	$34,092	$25,646
Noncash stock-based compensation[4]	26,223	23,615	48,619	47,339
FICA and payroll tax expense related to stock-based compensation[5]	772	471	2,135	1,485
Restructuring[6]	566	—	5,245	—
Amortization of intangible assets[7]	573	312	1,146	626
Litigation settlement[8]	—	—	675	—
Business combination costs[9]	1,736	—	1,925	—
Noncash impairment charges[10]	2,910	—	2,910	—
Non-GAAP provision for income taxes adjustment[11]	(10,770)	(5,927)	(20,770)	(11,081)
Non-GAAP net income	$37,575	$31,488	$75,977	$64,015

GAAP diluted earnings per share	$0.35	$0.29	$0.76	$0.57
Noncash stock-based compensation[4]	0.58	0.53	1.08	1.05
FICA and payroll tax expense related to stock-based compensation[5]	0.02	0.01	0.05	0.03
Restructuring[6]	0.01	—	0.12	—
Amortization of intangible assets[7]	0.01	0.01	0.03	0.01
Litigation settlement[8]	—	—	0.01	—
Business combination costs[9]	0.04	—	0.04	—
Noncash impairment charges[10]	0.06	—	0.06	—
Non-GAAP provision for income taxes adjustment[11]	(0.24)	(0.14)	(0.47)	(0.24)
Non-GAAP diluted earnings per share	$0.83	$0.70	$1.68	$1.42

GAAP diluted weighted average shares outstanding	45,114	44,903	45,095	45,010

Notes are contained on the last page of this Press Release.

	Three Months Ended September 30,		Six Months Ended September 30,
	2024	2023	2024	2023
Non-GAAP free cash flow reconciliation:
GAAP cash provided by operating activities	$55,589	$40,337	$100,281	$79,374
Purchase of property and equipment	(1,848)	(266)	(2,711)	(1,413)
Non-GAAP free cash flow	$53,741	$40,071	$97,570	$77,961

Use of Non-GAAP Financial Measures
Commvault has provided in this press release the following non-GAAP financial measures: non-GAAP income from operations (EBIT), non-GAAP income from operations margin, non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP free cash flow, annualized recurring revenue (ARR) and subscription ARR. This financial information has not been prepared in accordance with GAAP. Commvault uses these non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. In addition, Commvault believes these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP financial measures, in evaluating Commvault’s ongoing operational performance. Commvault believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Commvault’s industry, many of which present similar non-GAAP financial measures to the investment community. Commvault has also provided its revenues on a constant currency basis. Commvault analyzes revenue growth on a constant currency basis in order to provide a comparable framework for assessing how the business performed excluding the effect of foreign currency fluctuations.

All of these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which are included in this press release.

Non-GAAP income from operations and non-GAAP income from operations margin. These non-GAAP financial measures exclude noncash stock-based compensation charges and additional Federal Insurance Contribution Act (FICA) and related payroll tax expense incurred by Commvault when employees exercise in-the-money stock options or vest in restricted stock awards. Commvault has also excluded restructuring costs, noncash amortization of intangible assets, litigation settlement, business combination costs, and noncash impairment charges from its non-GAAP results. These expenses are further discussed in Table IV. Commvault believes that these non-GAAP financial measures are useful metrics for management and investors because they compare Commvault’s core operating results over multiple periods. When evaluating the performance of Commvault’s operating results and developing short- and long-term plans, Commvault does not consider such expenses.

Although noncash stock-based compensation and the additional FICA and related payroll tax expenses are necessary to attract and retain employees, Commvault places its primary emphasis on stockholder dilution as compared to the accounting charges related to such equity compensation plans. Commvault believes that providing non-GAAP financial measures that exclude noncash stock-based compensation expense and the additional FICA and related payroll tax expenses incurred on stock option exercises and vesting of restricted stock awards allow investors to make meaningful comparisons between Commvault’s operating results and those of other companies.

There are a number of limitations related to the use of non-GAAP income from operations and non-GAAP income from operations margin. The most significant limitation is that these non-GAAP financial measures exclude certain operating costs, primarily related to noncash stock-based compensation, which is of a recurring nature. Noncash stock-based compensation has been, and will continue to be for the foreseeable future, a significant recurring expense in Commvault’s operating results. In addition, noncash stock-based compensation is an important part of Commvault’s employees’ compensation and can have a significant impact on their performance. The following table presents the stock-based compensation expense included in cost of revenues, sales and marketing, research and development and general and administrative ($ in thousands):

	Three Months Ended September 30,		Six Months Ended September 30,
	2024	2023	2024	2023
Cost of revenues	$1,374	$1,599	$2,955	$3,289
Sales and marketing	11,631	9,941	21,117	19,645
Research and development	5,555	5,385	10,719	10,732
General and administrative	7,663	6,690	13,828	13,673
Stock-based compensation expense	$26,223	$23,615	$48,619	$47,339

The table above excludes stock-based compensation expense related to the Company's restructuring activities described below in Note 6.

The components that Commvault excludes in its non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP financial measures. Due to the limitations related to the use of non-GAAP measures, Commvault’s management assists investors by providing a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. Commvault's management uses non-GAAP financial measures only in addition to, and in conjunction with, results presented in accordance with GAAP.

Non-GAAP net income and non-GAAP diluted earnings per share (EPS). In addition to the adjustments discussed in non-GAAP income from operations, non-GAAP net income and non-GAAP diluted EPS incorporates a non-GAAP effective tax rate of 24%. Beginning in fiscal 2025, Commvault lowered its estimated non-GAAP effective tax rate from 27% to 24%.

Commvault anticipates that in any given period its non-GAAP tax rate may be either higher or lower than the GAAP tax rate as evidenced by historical fluctuations. The GAAP tax rates in recent fiscal years were not meaningful percentages due to the dollar amount of GAAP pre-tax income. For the same reason as the GAAP tax rates, the estimated cash tax rates in recent fiscal years are not meaningful percentages. Commvault defines its cash tax rate as the total amount of cash income taxes payable for the fiscal year divided by consolidated GAAP pre-tax income. Over time, Commvault believes its GAAP and cash tax rates will align.

Commvault considers non-GAAP net income and non-GAAP diluted EPS useful metrics for Commvault management and its investors for the same basic reasons that Commvault uses non-GAAP income from operations and non-GAAP income from operations margin. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to Commvault’s use of non-GAAP net income and non-GAAP diluted EPS.

Non-GAAP free cash flow. Commvault defines this non-GAAP financial measure as net cash provided by operating activities less purchases of property and equipment. Commvault considers non-GAAP free cash flow a useful metric for Commvault management and its investors in evaluating Commvault's ability to generate cash from its business operations. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to Commvault’s use of non-GAAP free cash flow.

Forward-looking non-GAAP measures. In this press release, Commvault presents certain forward-looking non-GAAP metrics. Commvault cannot provide a reconciliation to the comparable GAAP metric without unreasonable efforts, as certain financial information, the probable significance of which may be material, is not available and cannot be reasonably estimated.

Notes
1.Annualized recurring revenue (ARR) is defined as the annualized recurring value of all active contracts at the end of a reporting period. It includes the following contract types: subscription (including term license contracts, SaaS and utility software), maintenance contracts related to perpetual licenses, other extended maintenance contracts (enterprise support), and managed services. It excludes any element of the arrangement that is not expected to recur, primarily perpetual licenses and most professional services. Subscription ARR includes only term license contracts, SaaS and utility software arrangements. Contracts are annualized by dividing the total contract value by the number of days in the contract term, then multiplying by 365.
ARR should be viewed independently of GAAP revenue, deferred revenue and unbilled revenue and is not intended to be combined with or to replace those items. ARR is not a forecast of future revenue. Management believes that reviewing this metric, in addition to GAAP results, helps investors and financial analysts understand the value of Commvault's recurring revenue streams presented on an annualized basis.

2.A reconciliation of GAAP to non-GAAP results has been provided in Financial Statement Table IV included in this press release. An explanation of these measures is also included under the heading “Use of Non-GAAP Financial Measures.”

3.Commvault does not provide forward-looking guidance on a GAAP basis as certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. See “Use of Non-GAAP Financial Measures” for additional explanation.

4.Represents noncash stock-based compensation charges associated with restricted stock units granted and our Employee Stock Purchase Plan, exclusive of stock-based compensation expense related to Commvault's restructuring activities described below in Note 6.

5.Represents additional FICA and related payroll tax expenses incurred by Commvault when employees exercise in-the-money stock options or vest in restricted stock awards.

6.These restructuring charges relate primarily to severance and related costs associated with headcount reductions and stock-based compensation related to modifications of existing unvested awards granted to certain employees impacted by the restructuring plan.

7.Represents noncash amortization of intangible assets.

8.During the first quarter of fiscal 2025, we entered into a settlement agreement resulting in a payment of approximately $1.5 million which resolved certain legal matters. Approximately $0.7 million was recorded in general and administrative expenses for the six months ended September 30, 2024, and the remaining

$0.8 million was incurred in a prior period that is not presented in the consolidated statements of operations.
9.During the first half of fiscal 2025, Commvault incurred costs related to the acquisitions of Appranix, Inc. and Clumio, Inc., including legal, accounting and advisory services. Management believes, when used as a supplement to GAAP results, that the exclusion of these costs will help investors and financial analysts understand Commvault's operating results and underlying operational trends as compared to other periods.

10.Represents noncash impairment charges of assets held for sale.

11.The provision for income taxes is adjusted to reflect Commvault’s estimated non-GAAP effective tax rate of 24% for fiscal 2025, and 27% for fiscal 2024. Beginning in fiscal 2025, Commvault lowered its estimated non-GAAP effective tax rate from 27% to 24%. Commvault believes that a 24% rate more closely aligns with its effective tax rate expectations over the next few years.